UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 9, 2018

Date of Report (Date of earliest event reported)

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 9, 2018, upon the recommendation of its Governance and Social Responsibility Committee, the Board of Directors (the “Board”) of Avery Dennison Corporation, a Delaware corporation (the “Company”), appointed Mark J. Barrenechea to the Board, effective September 10, 2018.  Mr. Barrenechea has not been appointed to serve on any committees of the Board.

In connection with his appointment and in accordance with the Company’s equity compensation program for non-employee directors, on September 10, 2018, Mr. Barrenechea received a prorated equity award consisting of 880 restricted stock units (“RSUs”), which will vest on the first anniversary of the grant date.  In addition, Mr. Barrenechea will be eligible to participate in the Company’s other non-employee director compensation programs as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 15, 2018.

A copy of the press release announcing Mr. Barrenechea’s appointment to the Board is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release, dated September 10, 2018, announcing appointment of Mark J. Barrenechea to the Board of Directors of Avery Dennison Corporation.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release, dated September 10, 2018, announcing appointment of Mark J. Barrenechea to the Board of Directors of Avery Dennison Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: September 11, 2018
	By:	/s/ Mitchell R. Butier
Name: Mitchell R. Butier
Title: President and Chief Executive Officer